Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	July 29, 2016

Contact:	Paul Forgue

707-431-4423

paul@truetthurst.com

Truett-Hurst, Inc. Announces Renewal of Credit Facility

(HEALDSBURG, Calif.) – July 29, 2016

Truett-Hurst, Inc. (the “Company”) today announced that it renewed its credit facilities with its lender Bank of the West. The renewal maintains the $10 million revolving commitment and provides an additional $500 thousand of available credit for equipment financing.

Paul Forgue, Truett-Hurst’s Chief Financial Officer stated, “I’m pleased with the results of our annual renewal process with Bank of the West. With our improved operating results and focus on working capital management, the credit commitment we have is expected to provide the liquidity needed to support the Company’s operating and investment needs over the next year.”

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com), is a holding company headquartered in Healdsburg, California. Its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek Valley of Sonoma County, California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations.  All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute "forward-looking statements."  The words "may," "will," "expect," "intend," "plan," "anticipate," "believe," "estimate," "potential" or "continue" and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words.  Such forward-looking statements include expectations regarding revenue, income, expenses, for periods.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report.  For additional information, see our Annual Report on Form 10-K filed on September 28, 2015, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.